UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 1, 2019

EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

1350 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At a meeting of the Board of Directors (the “Board”) of Edgewell Personal Care Company (“Edgewell” or the “Company”) on February 1, 2019, David P. Hatfield, President, Chief Executive Officer, and Chairman of the Board, informed the Board of his decision to retire, effective March 1, 2019. Mr. Hatfield will continue to serve as a Board director until May 1, 2019.
Also, at its February 1, 2019 meeting, the Board appointed Rod R. Little, age 49, currently Chief Financial Officer of the Company, to succeed Mr. Hatfield as President and Chief Executive Officer, effective March 1, 2019.
Mr. Little was also appointed to serve as a director of Edgewell, effective March 1, 2019, following approval by the Board of an increase of the size of the Board from 12 to 13 members. Mr. Little was not appointed to any Board committee at this time.
Finally, on February 1, 2019, John C. Hunter, III, age 69, currently a director of the Company, was appointed by the Board as the non-Executive Chairman of the Board, effective March 1, 2019.
No changes to the compensatory arrangements of Messrs. Hatfield, Little, and Hill have been made in connection with their respective resignation and appointments at this time.
Biographical information with respect to Mr. Little is included in Part I, Item 1, “Executive Officers” of Edgewell’s annual report on Form 10-K for the year ended September 30, 2018 filed with the Securities and Exchange Commission on November 19, 2018 and is incorporated herein by reference.
There is no arrangement or understanding between Mr. Little and any other person pursuant to which Mr. Little was appointed as an executive officer or director of Edgewell, effective as of March 1, 2019. There has been no transaction, or proposed transaction, since September 30, 2018 to which Mr. Little or any member of his immediate family had or is to have a direct or indirect material interest or any other related transaction with Edgewell within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Mr. Little and any of Edgewell’s other directors, executive officers, or persons nominated or chosen by Edgewell to become directors or executive officers.
A copy of the Company’s press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information contained in this Current Report on Form 8-K under Item 5.02, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 5.02 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K under Item 5.02, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
Additionally, on February 1, 2019, the Board of Directors of Edgewell appointed Jennifer Seeser as Chief Accounting Officer of the Company effective as of February 1, 2019.
Ms. Seeser, age 49, joined Edgewell in February 2015 as director of external reporting. In June 2018, she was appointed vice president of controllership and external reporting. Prior to joining Edgewell, Ms. Seeser held positions of increasing responsibility within the external reporting and controllership organization of Express Scripts, a pharmacy benefits management company, from October 2002 to February 2015, ultimately serving as assistant corporate controller. Ms. Seeser, a certified public accountant, previously worked for PricewaterhouseCoopers, LLC from January 1997 to October 2002.
There is no arrangement or understanding between Ms. Seeser and any other person pursuant to which Ms. Seeser was appointed as chief accounting officer of Edgewell. There has been no transaction, or proposed transaction, since September 30, 2018 to which Ms. Seeser or any member of her immediate family had or is to have a direct or indirect material interest or any other related transaction with Edgewell within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Ms. Seeser and any of Edgewell’s other directors, executive officers, or persons nominated or chosen by Edgewell to become directors or executive officers.
Ms. Seeser will be eligible to participate in Edgewell’s benefit plans available to executives, in accordance with the Company’s customary terms and policies and consistent with other executives, including health insurance, dental insurance, disability insurance, life insurance, and a defined contribution (401(k)) plan, all subject to such contributions by Ms. Seeser. In addition, she will be eligible to participate in the Company’s executive savings investment plan and financial planning program.

Ms. Seeser will also be eligible to participate in Edgewell’s executive severance plan, pursuant to which she would receive, upon a qualifying termination of employment by Edgewell without Cause or voluntary termination of employment by her for Good Reason, a lump sum payment equal to: (1) her annual base salary plus a severance bonus equal to the short-term incentive plan bonus for the most recently completed fiscal year; (ii) the accrued but unpaid paid time off available to Ms. Seeser; and (iii) 1.5 times the monthly premium cost for group health plan benefits for Ms. Seeser and her dependents, as applicable, multiplied by 12. Such benefits are subject to reduction under certain circumstances, including to the extent necessary to avoid certain federal excise taxes. In addition, no benefits will be paid to the extent duplicative of benefits under a change of control or similar agreement with the Company. The payment of benefits under the plan is conditioned upon, among other things, Ms. Seeser executing a general release in favor of the Company, which shall include confidentiality, non-solicitation, non-disparagement, and non-competition obligations in favor of the Company.
In addition, it is expected that Ms. Seeser will enter into a Change of Control Agreement (the “Agreement”) with the Company. The Agreement would be substantially identical to those provided to the Company’s other executive officers. The Agreement will have a two-year term and provide for an annual automatic extension for an additional year commencing each May 1, subject to a 90-day notice of termination prior to the annual renewal date. If a “change of control” (as defined) occurs, the Agreement automatically continues two years beyond the month in which the change of control occurred.
The Agreement will provide that Ms. Seeser will receive severance compensation in the event of certain termination events (as provided in the Agreement) within two years following a change of control, other than termination for “cause,” death, “retirement,” or “disability” or by Ms. Seeser other than for “good reason” (as such terms are defined).
If Ms. Seeser is terminated under the termination events defined in the Agreement within two years of the change of control, the benefits under the Agreement include:

•	Payment of base salary through the termination date;

•	Payment of a pro rata portion of the target annual bonus for the year of termination;

•
A payment equal to one time the sum of her annual base salary and severance bonus amount (defined as the target bonus percentage multiplied by the greater of base salary at either termination or change of control);

•	Full vesting under any retirement plan (as defined);

•
Continued coverage under health, vision, dental, life insurance, and long-term disability benefits for two years following termination plus any taxes payable by the individual with respect to such benefits; and

•	Provision of outplacement services for a period of six months.
Such benefits are subject to reduction under certain circumstances to the extent necessary to avoid certain federal excise taxes. Following termination of employment, Ms. Seeser will be subject to a one-year covenant not to compete, a one-year non-solicitation covenant, and certain confidentiality and release obligations.
Descriptions of the foregoing compensation and benefit plans are set forth in the Company’s Definitive Proxy Statement on Schedule 14A dated December 20, 2018, for the Company’s 2019 annual meeting of shareholders.
The description of the form of Agreement set forth herein is a summary only and is qualified in its entirety by the full text of the form of Change of Control Agreement, a copy of which is listed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders (the “Annual Meeting”) on Friday, February 1, 2019. Of the 54,116,880 shares outstanding and entitled to vote at the Annual Meeting, 49,011,758 shares were represented in person or by proxy, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: Management's nominees for director were elected to serve until the Annual Meeting of Shareholders to be held in 2020 or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
David P. Hatfield	40,874,506	1,387,872	1,878,529	4,870,851
Daniel J. Heinrich	43,591,953	495,611	53,343	4,870,851
Carla C. Hendra	43,737,566	354,510	48,831	4,870,851
R. David Hoover	43,000,917	1,087,270	52,720	4,870,851
John C. Hunter, III	43,091,036	994,646	55,225	4,870,851
James C. Johnson	41,718,228	2,370,229	52,450	4,870,851
Elizabeth Valk Long	43,824,080	266,430	50,397	4,870,851
Rakesh Sachdev	34,470,325	9,617,084	53,498	4,870,851
Robert W. Black	43,868,083	171,758	101,066	4,870,851
George R. Corbin	43,881,396	158,810	100,701	4,870,851
Joseph D. O’Leary	43,880,489	158,143	102,275	4,870,851
Gary K. Waring	43,890,937	149,548	100,422	4,870,851

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2019 was ratified by the shareholders by the votes set forth in the table below:

For	Against	Abstain
48,128,734	816,115	66,909

Proposal 3: The Company's executive compensation, as described in the Company's Proxy Statement, was approved by the non-binding advisory votes of the shareholders as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
41,451,569	2,596,148	93,190	4,870,851

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Chief Accounting Officer Change of Control Agreement.
99.1	Press Release of Edgewell Personal Care Company issued on February 7, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWELL PERSONAL CARE COMPANY
By:  /s/ Marisa Iasenza
Marisa Iasenza
Chief Legal Officer

Dated: February 7, 2019
EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Chief Accounting Officer Change of Control Agreement.
99.1	Press Release of Edgewell Personal Care Company issued on February 7, 2019.